Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Claudine Bianchi
978-946-7726
cbianchi@navisite.com
NaviSite Reports Third Quarter Fiscal Year 2010 Financial Results
Bookings of recurring revenue of $734K, up 47% from the prior year

Divested assets and deleveraged balance sheet by 54%
Andover, MA, June 10, 2010 — NaviSite, Inc. (NASDAQ: NAVI), a leading provider of cloud-enabled enterprise hosting and application management services, today reported financial results for the third quarter of fiscal year 2010, which ended April 30, 2010.
NaviSite completed three asset sale transactions during the third quarter of fiscal year 2010, providing initial gross cash proceeds of $56.9 million with up to $4.5 million to be received in the future upon release of escrow balances. The following results of operations reported exclude the results of discontinued operations for the periods presented.
•	Recurring hosting revenue was $31.0 million for the third quarter, an increase of 4% compared to $29.8 million for the third quarter of fiscal year 2009. The third quarter of fiscal year 2009 included $0.8 million of hosting revenue from NaviSite’s former Los Angeles data center, which lease NaviSite did not renew at the end of the third quarter of fiscal year 2009. Excluding the Los Angeles hosting revenue in the third quarter of fiscal year 2009, recurring hosting revenue increased 7%.
•	Total revenue for the quarter ended on April 30, 2010, was $31.4 million an increase of 1.5% compared to $31.0 million in the third quarter of fiscal year 2009. Excluding the revenue from the non-renewal of the Los Angeles data center revenue increased 4% over the prior year.
•	Gross margin improved to 37% for the third quarter of fiscal year 2010, representing a one-percentage-point increase from the 36% recorded in the third quarter of fiscal year 2009.
•	Income from operations improved 2% for the third quarter of fiscal year 2010, increasing to $0.78 million compared to $0.77 million in the third quarter of fiscal year 2009.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

•	EBITDA, excluding impairment costs, stock-based compensation, severance, discontinued operations, related gain on discontinued operations, and other non-operational charges (“adjusted EBITDA”), for the third quarter was $6.0 million, a 6% decrease compared to $6.3M for the third quarter of fiscal year 2009. Excluding the impact from the non-renewal of our Los Angeles data center in fiscal year 2009 and the $0.56 million impact from the conversion of our UK data center lease to an operating lease at the end of the second quarter of fiscal year 2010, adjusted EBITDA increased 8% over the prior period in fiscal year 2009.
•	Net loss from continuing operations in the third quarter was $0.7 million as compared to a loss of $1.8 million in the comparable period in fiscal year 2009. Net loss from discontinued operations for the third quarter was $1.8 million as compared to a loss of $0.6 million in the third quarter of fiscal year 2009. Net income available to common shareholders for the third quarter including the gain on sale of assets was $17.3m, or $0.47 per share, compared to a loss of $3.2 million, or $(0.09) per share, in the third quarter of fiscal year 2009.
•	Cash generated from operating activities for the third quarter of fiscal year 2010 was $4.0 million, representing a decrease of 26% from the $5.4 million recorded in the third quarter of fiscal year 2009.
•	Senior leverage ratio (Sr. Debt/trailing twelve months adjusted EBITDA) decreased from 3.3x at the end of fiscal year 2009 to 2.1x at the end of the third quarter of fiscal year 2010.
“With the sale of the two data centers and the former netASPx business, we made significant progress in our strategy to deleverage the balance sheet and focus our marketing and sales efforts to the enterprise customer,” said Arthur Becker, NaviSite’s Chief Executive Officer. “Our strong bookings, success in closing larger enterprise deals, low churn and investments in our proprietary enterprise cloud infrastructure are anticipated to translate into increased revenue and EBITDA growth in the coming quarters.”
Quarterly Operational Highlights
•	Booked approximately $0.73 million of new monthly recurring hosting revenue (“MRR”) in the third quarter of fiscal year 2010, an increase of 47% from the $0.50 million booked in the third quarter of fiscal year 2009.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

•	Signed $15.7 million of hosting contract value, with an average contract term of 21 months during the third quarter of fiscal year 2010 for recurring enterprise-hosting business, an increase of 39% compared to bookings of $11.3 million in recurring hosting-contract value in the third quarter of fiscal year 2009.
•	Customer churn, defined as the percentage loss of a customer or a reduction in a customer’s monthly recurring revenue from our active customer pool, was 1.0% per month during the quarter, compared to 1.0% a year ago.
Conference Call Scheduled for June 10, 2010
NaviSite, Inc. Chief Executive Officer Arthur Becker, President Brooks Borcherding and Chief Financial Officer Jim Pluntze will host a conference call on Thursday, June 10, 2010, at 5:00 p.m. Eastern Time to discuss the company’s financial results for its third quarter fiscal year 2010.
UPDATE NaviSite’s conference call can be accessed by dialing 866.730.5766 (International: +1.857.350.1590) and entering passcode 47752833. A replay of the call will be accessible following the conference call by dialing 888.286.8010 (International: +1.617.801.6888) and using passcode 22840574.
EBITDA
EBITDA is not a recognized measure for financial-statement presentation under United States generally accepted accounting principles (“GAAP”). NaviSite believes that the non-GAAP measure of EBITDA, as adjusted, provides investors with a useful supplemental measure of our actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation and amortization. We also exclude impairment costs, stock-based compensation, severance, discontinued operations, related gain on discontinued operations, and other non-recurring charges from our non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. We use EBITDA, as adjusted, to assist in evaluating our actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation from, or as a substitute for, our financial results prepared in accordance with GAAP. A table reconciling our net loss, as reported, to EBITDA, as adjusted, is included in the condensed consolidated financial statements in this release. We believe that using EBITDA, as adjusted, as a performance measure, together with net income (loss), will help investors better understand our underlying financial performance.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

About NaviSite
NaviSite, Inc. (NASDAQ: NAVI) is a leading worldwide provider of enterprise-class, cloud-enabled hosting, managed applications and services. With over 20 years experience, the Company provides a full suite of reliable and scalable managed services, including Applications Services, industry-leading Enterprise Hosting, and Managed Cloud Services for enterprises looking to outsource IT infrastructures and lower their capital and operational costs. Nearly 1,400 customers depend on NaviSite for customized solutions, delivered through a global footprint of over a dozen state-of-the-art data centers supported by approximately 600 professionals. For more information on NaviSite services, please visit www.navisite.com.
###
This release contains forward-looking statements that address a variety of subjects, including NaviSite’s expected future operating and financial results, such as profitability, revenue growth and EBITDA, the success and performance of our product and service offerings and our strategic business plans for growing our customer base. All statements other than statements of historical fact — including, without limitation, those with respect to our goals, plans and strategies set forth herein — are forward-looking statements. The following important factors and uncertainties, along with general economic conditions, changes in economic conditions and others, could cause actual results to differ materially from those described in these forward-looking statements. Our success — including our ability to improve our gross profit, to improve our cash flows, to expand our operations and revenue and to reach and sustain profitability — depends in part on our ability to execute on our business strategy and the continued and increased demand for, and market acceptance of, our products and services. We may not remain compliant with our agreement with our senior secured lenders, including financial covenants. Our financial forecasts may not be achieved, including those as to expected EBITDA and revenue. We may be unable to raise the necessary funds to meet our payment obligations to our lending group under our senior secured credit facility and other creditors. We may not be able to expand our operations in accordance with our business strategy. We may experience difficulties integrating technologies, operations and personnel in accordance with our business strategy. Our products, technologies and resources may not successfully operate with the technology, resources and applications of third parties. We derive a significant portion of our revenue from a small number of customers, and the loss of any of those customers could significantly damage our financial condition and results of operations. Competition has increased, and technological changes made, in the markets in which we compete. For a detailed discussion of cautionary statements that may affect our future results of operations and financial results, please refer to our filings with the Securities and Exchange Commission, including our most recent

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

annual report on Form 10-K and our quarterly reports on Form 10-Q. Forward-looking statements represent our current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements that we make. All logos, company and product names may be trademarks or registered trademarks of their respective owners.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	April 30, 2010	April 30, 2009	April 30, 2010	April 30, 2009
		Unaudited
		(In thousands, except per share amounts)
Revenue	$31,355	$30,884	$93,223	$94,705
Revenue, related parties	67	88	235	282

Total revenue	31,422	30,972	93,458	94,987

Cost of revenue, excluding stock compensation, restructuring, depreciation and amortization	15,552	14,880	45,356	48,082
Depreciation and amortization	3,993	4,561	12,078	13,250
Stock compensation	228	285	809	982
Restructuring charge	—	—	—	209

Cost of revenue	19,773	19,726	58,243	62,523

Gross profit	11,649	11,246	35,215	32,464

Operating expenses:
Selling and marketing, excluding stock compensation and restructuring charge	5,313	4,281	14,736	14,171
General and administrative, excluding stock compensation and restructuring charge	5,071	5,765	15,144	16,187
Stock compensation	481	434	1,601	1,494
Restructuring charge	—	—	—	180

Total operating expenses	10,865	10,480	31,481	32,032

Income from operations	784	766	3,734	432

Other income (expense):
Interest income	6	11	17	36
Interest expense	(1,613)	(2,305)	(6,469)	(6,839)
Other income (expense), net	(66)	2	214	535

Loss from continuing operations before income taxes and discontinued operations	(889)	(1,526)	(2,504)	(5,836)

Income tax benefit (expense)	195	(317)	(479)	(951)

Net Loss from continuing operations before discontinued operations	(694)	(1,843)	(2,983)	(6,787)

Loss from discontinued operations, net of income taxes	(1,760)	(553)	(3,793)	(647)
Gain from sale of discontinued operations, net of income taxes	20,674	—	20,674	—

Net Income (loss)	18,220	(2,396)	13,898	(7,434)

Accretion of preferred stock dividends	(952)	(849)	(2,776)	(2,476)

Net Income (loss) attributable to common stockholders	$17,268	$(3,245)	$11,122	$(9,910)

Basic and diluted net loss per common share:

Loss from continuing operations attributable to common shareholders	$(0.05)	$(0.07)	$(0.16)	$(0.26)
Loss on discontinued operations	$(0.05)	$(0.02)	$(0.10)	$(0.02)
Gain from sale of discontinued operations	$0.57	$—	$0.57	$—

Net income (loss) attributable to common stockholders	$0.47	$(0.09)	$0.31	$(0.28)

Basic and diluted weighted average number of common shares outstanding	36,464	35,600	36,243	35,466

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Net Income (Loss) to EBITDA, as Adjusted, Reconciliation

	For the Three Months Ended
	April 30, 2010	April 30, 2009
	Unaudited
	(In thousands)
Net income (loss), as reported	$18,220	$(2,396)

Depreciation	3,672	3,747
Amortization	652	985
Interest income/expense, net	1,607	2,294
Income taxes	(195)	317

EBITDA	23,956	4,947

Stock-based compensation	709	720
Severance	302	106
Loss from discontinued operations	1,760	553
Gain from sale of discontinued operations	(20,674)	—
Transaction fees and integration costs	(83)	30

EBITDA, as adjusted (excludes impairment costs, stock based compensation, severance, discontinued operations, related gain on sale of discontinued operations, transaction fees and integration costs)	$5,970	$6,356

	For the Nine Months Ended
	April 30, 2010	April 30, 2009
	Unaudited
	(In thousands)
Net income (loss), as reported	$13,898	$(7,434)

Depreciation	10,773	10,797
Amortization	2,033	2,970
Interest income/expense, net	6,452	6,803
Income taxes	479	951

EBITDA	33,635	14,087

Stock based compensation	2,410	2,476
Severance	354	696
Loss from discontinued operations	3,793	647
Gain from sale of discontinued operations	(20,674)	—
Transaction fees and integration costs	(49)	145

EBITDA, as adjusted (excludes impairment costs, stock based compensation, severance, discontinued operations, related gain on sale of discontinued operations, transaction fees and integration costs)	$19,469	$18,051

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Balance Sheets

	April 30, 2010	July 31, 2009
	Unaudited	Unaudited
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$7,800	$10,534
Accounts receivable, less allowance for doubtful accounts of $1,815 and $1,820 at April 30, 2010 and July 31, 2009, respectively	10,961	16,417
Unbilled accounts receivable	1,654	1,361
Prepaid expenses and other current assets	11,274	6,336

Total current assets	31,689	34,648

Non-current assets	83,301	129,032

Total assets	$114,990	$163,680

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Notes payable, current portion	$4,027	$10,603
Capital lease obligations, current portion	3,378	3,040
Accounts payable	5,491	5,375
Accrued expenses, deferred revenue, deferred other income and customer deposits	23,239	16,606

Total current liabilities	36,135	35,624

Total non-current liabilities	65,750	132,280

Total liabilities	101,885	167,904

Preferred stock	33,655	30,879

Total stockholders’ equity (deficit)	(20,550)	(35,103)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$114,990	$163,680

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Statements of Cash Flow

	For the Three Months Ended
	April 30, 2010	April 30, 2009
	Unaudited
	(In thousands)
Net cash provided by operating activities	$3,997	$5,431

Net cash provided by (used for) investing activities	52,598	(3,151)

Net cash used for financing activities	(49,713)	(2,381)

Effect of exchange rate changes on cash	(27)	32

Net increase (decrease) in cash and cash equivalents	6,855	(69)

Cash and cash equivalents, beginning of period	945	2,958

Cash and cash equivalents, end of period	$7,800	$2,889

	For the Nine Months Ended
	April 30, 2010	April 30, 2009
	Unaudited
	(In thousands)
Net cash provided by operating activities	$21,070	$17,475

Net cash provided by (used for) investing activities	44,344	(9,431)

Net cash used for financing activities	(68,108)	(8,107)

Effect of exchange rate changes on cash	(40)	(309)

Net increase (decrease) in cash and cash equivalents	(2,734)	(372)

Cash and cash equivalents, beginning of period	10,534	3,261

Cash and cash equivalents, end of period	$7,800	$2,889

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Gross Margin to Cash Gross Margin Reconciliation

	For the Three Months Ended
	April 30, 2010	April 30, 2009
	Unaudited
	(In thousands)
Total revenue	$31,422	$30,972
Gross margin	11,649	11,246
Gross margin % to total revenue	37%	36%

Depreciation & amortization	3,993	4,561
Stock-based compensation	228	285

Cash basis gross margin	$15,870	$16,092

Cash gross margin % to total revenue	51%	52%

	For the Nine Months Ended
	April 30, 2010	April 30, 2009
	Unaudited
	(In thousands)
Total revenue	$93,458	$94,987
Gross margin	35,215	32,464
Gross margin % to total revenue	38%	34%

Depreciation & amortization	12,078	13,250
Stock-based compensation	809	976

Cash basis gross margin	$48,102	$46,690

Cash gross margin % to total revenue	51%	49%

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com